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                                                                     EXHIBIT 2.2

                              STOCKHOLDER AGREEMENT

This Stockholder Agreement (hereinafter the "Agreement") is made as of May 17, 2002, effective as of the Effective Time as defined in the Acquisition Agreement (as defined below), by and between Juniper Networks, Inc., a Delaware corporation (the "Company") and Siemens Corporation, a Delaware corporation ("Stockholder").

                                    RECITALS

A. The Company and Stockholder have entered into that certain Agreement and Plan of Merger by and among the Company, Stockholder, Unisphere Networks, Inc., a Delaware corporation, and Homer Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company dated as of even date herewith (the "Acquisition Agreement");

B. As a condition precedent to the Company entering into the Acquisition Agreement and completing the transactions contemplated therein, simultaneously with entering into the Acquisition Agreement, Stockholder is entering into this Agreement;

C. The Company and Stockholder desire, in connection with the execution of the Acquisition Agreement, to make certain covenants and agreements with one another pursuant to this Agreement; NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                STANDSTILL OBLIGATIONS AND TRANSFER RESTRICTIONS

        1.1 The Stockholder's Standstill Obligations.

                (a) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, directly or indirectly, acquire or Beneficially Own Voting Stock or authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Voting Stock, if the effect of such acquisition or Beneficial Ownership would be to increase above the Standstill Limit the Voting Stock represented by all Voting Stock Beneficially Owned by Stockholder (including without limitation any 13D Group to which Stockholder or any Stockholder Controlled Person is a party).

                (b) Stockholder shall not be deemed to have violated its covenants under this Section 1.1 solely by virtue of (and only to the extent of) any increase in the total Voting Stock represented by Voting Stock Beneficially Owned by Stockholder if such increase is the result of (i) a stock split, stock dividend, recapitalization or similar event, or (ii) Stockholder being acquired by or merged with a person (who is not an Affiliate of Stockholder or a Stockholder Controlled Person) who Beneficially Owns any shares of Voting Stock at the time of such acquisition or merger; provided that a purpose of such acquisition or merger is not to evade the restrictions set forth in this Agreement and that Stockholder is not acting in concert with such person with an intent to evade the restrictions set forth in this Agreement.



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                (c) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, solicit or participate in any solicitation of proxies in opposition to the recommendation of the Board of Directors of the Company with respect to any Voting Stock, nor shall they seek to advise or influence any person with respect to the voting of any Voting Stock in opposition to the recommendation of the Board of Directors of the Company (other than as expressly provided in Section 2.1 of this Agreement).

                (d) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any person with respect to the voting of such Voting Stock.

                (e) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, join a 13D Group (other than a group comprising solely Stockholder and Stockholder Controlled Persons) or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities.

                (f) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, otherwise act, alone or in concert with others, to seek control of the management, Board of Directors or policies of the Company.

                (g) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its subsidiaries or business divisions or any of its securities or assets.

                (h) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (g) above.

                (i) During the Standstill Period, Stockholder shall not, nor shall Stockholder permit any Stockholder Controlled Person to, nor shall Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this
Section 1.1.

        1.2 Transfer and Volume Restrictions.



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                (a) Stockholder shall not, directly or indirectly, sell,
transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a "Transfer"), any Voting Stock or Non-Voting Convertible Securities except as provided in this Section 1.2; provided, however that Stockholder may Transfer Voting Stock or Non-Voting Convertible Securities to any direct or indirect wholly-owned subsidiary of Siemens AG which, prior to such Transfer, executes a copy of this Agreement, agreeing to be bound by all of its terms, and delivers such executed copy to the Company. Any attempted Transfer not in compliance with this Section 1.2 shall be null and void ab initio.

                (b) Stockholder shall not Transfer any Voting Stock or Non-Voting Convertible Securities (including without limitation any Shares) during the period beginning on the Closing Date and ending on the three-month anniversary of the Closing.

                (c) During the Volume Restriction Period, Stockholder shall be permitted to Transfer a number of shares of Company Common Stock (in each case, as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and similar transactions) not to exceed (i) 3,000,000 in the aggregate during any one (1) 90-day period for the first 270-day period of the Volume Restriction Period, and (ii) 6,000,000 in the aggregate during any one
(1) 90-day period thereafter; provided, however, that in the event that Stockholder is precluded from making a Transfer otherwise permitted by this
Section 1.2(c) because the prohibitions in Section 1.3 hereof are in effect, during the 90-day period following the end of the prohibitions in Section 1.3 hereof, Stockholder shall be permitted to Transfer an additional number of shares of Company Common Stock not to exceed the total number of shares of Company Common Stock that Stockholder otherwise would have been permitted to Transfer under this Section 1.2(c) had such prohibitions in Section 1.3 not been in effect.

                (d) Notwithstanding anything to the contrary in this Section 1.2, Stockholder shall be permitted to (i) Transfer its Voting Stock and Non-Voting Convertible Securities, as applicable, Beneficially Owned by it in connection with any tender offer or exchange offer that has been approved by the Company's Board of Directors and (ii) Transfer its Voting Stock in connection with the payment of any indemnification claim pursuant to Article VIII of the Acquisition Agreement.

        1.3 Market Stand-off. Upon the effective date of a registration statement for an underwritten public offering by the Company of shares of Company Common Stock or securities which are convertible into or exchangeable for shares of Company Common Stock pursuant to a registration statement under the Securities Act and ending the earlier of ninety (90) days after such effective date, or such shorter period as may be required by the underwriter, Stockholder hereby agrees not to, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) to the extent requested by the Company and its underwriter, provided that Stockholder shall not be bound by this restriction to the extent that the Company has a similar market stand-off contractual right with other parties and does not enforce such right. Stockholder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this section. Stockholder agrees that, if so


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requested, Stockholder will execute an agreement with the managing underwriter of such offering containing terms which are materially consistent with the provisions of this section.

        1.4 Notification of Change in Beneficial Ownership. Stockholder shall notify the Company in writing of any proposed change in Beneficial Ownership of Voting Stock by Stockholder or any Stockholder Controlled Person at least one
(1) business day after such change or any commitment to make such change, including the name of the transferee and the material terms of such change.

                                   ARTICLE II
                               VOTING OBLIGATIONS

        2.1 The Stockholder's Voting Obligations.

                (a) During the Voting Period, Stockholder shall take such action as may be required so that all Voting Stock Beneficially Owned by Stockholder or any Stockholder Controlled Person (and shall use all reasonable efforts to cause any Shares held by an Affiliate of Stockholder or any 13D Group of which Stockholder or any Affiliate of Stockholder is a party) are voted for or cast or cause to be voted or cast according the recommendation of the Company's Board of Directors.

                (b) During the Voting Period, Stockholder, as the holder of shares of Voting Stock, shall be present, in person or by proxy, (and shall cause any Stockholder Controlled Persons Beneficially Owning Voting Stock to be so present and shall use reasonable efforts to cause its Affiliates and all 13D Groups of which it or any of its Affiliates is a party Beneficially Owning Voting Stock to be so present) at all meetings of stockholders of the Company so that all shares of Voting Stock Beneficially Owned by it, any of its Affiliates, any 13D Groups of which it or any of its Affiliates is a party and any Stockholder Controlled Person may be counted for purposes of determining the presence of a quorum at such meetings.

                                   ARTICLE III
                               REGISTRATION RIGHT

        3.1 Demand Registration Right.

                (a) If at any time beginning nine (9) months after the Closing Date (as defined in the Acquisition Agreement) Stockholder requests in writing (the "Stockholder Demand") that the Company file a registration statement (a "Registration Statement") for a public offering of the Shares, the Company shall, subject to Section 3.2, file such Registration Statement with the SEC within forty-five (45) days after its receipt of such request. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as practicable and keep such registration statement effective until the Stockholder notifies the Company in writing that the Company is no longer required to keep such Registration Statement effective. In no event, however, shall the Company be required to cause more than one (1) Registration Statement pursuant to this section to be declared effective by the SEC.


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                (b) The Company shall make reasonably available for inspection by the Stockholder, the underwriter (if any) and their representatives retained in connection with the registration all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by Stockholder, the underwriter or any of their representatives in connection with the registration.

                (c) The Company shall enter into such agreements (including, if the offering is an underwritten offering, an underwriting agreement) as are customary in transactions of such kind and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the disposition of the Shares. The Company shall (A) make such representations and warranties with respect to the Registration Statement or post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to Stockholder and the underwriter, if any, of the Shares in form, substance and scope as are customarily made by the Company in connection with offerings of shares of Company Common Stock in transactions of such kind; (B) obtain an opinion of counsel in customary form and covering matters of the type customarily covered by such an opinion, addressed to such underwriter, if any, and to Stockholder;
(C) obtain a "comfort" letter or letters from the independent certified public accountants who have certified the Company's most recent audited financial statements that are incorporated by reference in the Registration Statement which is addressed to Stockholder and the underwriter, if any, such letter or letters to be in customary form and covering such matters of the type customarily covered by "comfort" letters of such type; and (D) deliver such documents and certificates as may be reasonably requested by Stockholder and the underwriter, if any, of the Shares to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

        3.2 Conditions and Limitations on Registration Rights. The registration rights granted by this Agreement are subject to the following additional conditions and limitations:

                (a) Delays and Suspension. The Company may delay the filing of, or suspend or delay the effectiveness of a Registration Statement for a reasonable period of time (but not exceeding 90 days), if the Company determines, in its reasonable judgment, that such registration or offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly give the Stockholder, as applicable, written notice of such delay, provided, however, that the Company may postpone a filing in such manner only once in each twelve (12) month period. In such event, the Company's obligation under this Agreement to file a Registration Statement, seek effectiveness of a Registration Statement or keep such Registration Statement effective shall be deferred. If the Company (i) postpones the filing of a Registration Statement requested to be filed pursuant to Section 3.1 hereof or (ii) delays seeking effectiveness thereof, the Stockholder shall have the right to withdraw the request for registration by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Stockholder is entitled pursuant to Section 3.1 hereof. If the Company suspends the


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effectiveness of a Registration Statement, the Company will promptly deliver notice to the Stockholder of such suspension and will again deliver notice to the Stockholder when such suspension is no longer necessary and the duration for which the Company is required to keep a Registration Statement effective shall be extended by an additional number of days equal to the length of any suspension period.

                (b) Amended or Supplemented Prospectus. The Stockholder agrees that, as a condition to the receipt of the registration rights contained herein, upon receipt of any notice from the Company described in Section 3.2 hereof that suspends an effective Registration Statement, the Stockholder shall forthwith discontinue disposition of Shares until the Stockholder has received copies of a supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus. If so directed by the Company, the Stockholder will deliver to the Company all copies of the prospectus covering such Shares current at the time of receipt of such notice of suspension.

        3.3 Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless, the Stockholder and its directors, officers, partners, agents and Affiliates and each other person who participates as an underwriter in the offering or sale of the Shares and each other person, if any, who controls Stockholder or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Shares held by Stockholder were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse the Stockholder and each such director, officer, partner, agent or Affiliate, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the Stockholder and its directors, officers, partners, agents and Affiliates or any underwriter to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such person, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or


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omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Stockholder or any such underwriter, director, officer, partner, agent or Affiliate or controlling person and shall survive the transfer of such securities by the Stockholder.

        3.4 Indemnification by Stockholder. The Stockholder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.3) the Company, and each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Stockholder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of Stockholder under this Section 3.4 shall be limited to the amount of proceeds received by Stockholder in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Stockholder.

        3.5 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3.3 or 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section
3.3 or 3.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof. The indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of an indemnifiable action other than reasonable costs of investigation, unless in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof by the indemnifying party and the indemnified party notifies the indemnifying party of such indemnified party's judgment as to the existing conflict of interest and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not


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be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

        3.6 Contribution. If the indemnification provided for in Section 3.3 and
3.4 shall be judicially determined (by the entry of final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to a party seeking indemnification under Section 3.3 or 3.4 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 3.3 or 3.4 hereof, the indemnified party and the indemnifying party under Section 3.3 or 3.4 hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Stockholder, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Stockholder from the offering of the securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld.

        3.7 Other Indemnification. Indemnification and contribution similar to that specified in Section 3.3 or 3.4 (with appropriate modifications) shall be given by the Company, on the one hand, and Stockholder, on the other hand, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

        3.8 Information from Stockholder. In the event that either the Stockholder fails to furnish to the Company such information regarding itself, the Shares held by it, or the intended method of disposition of such securities as may be required to effect the registration of the Shares, the Company shall not be obligated to take any action pursuant to this Agreement with respect to such Shares.

        3.9 Expenses of Registration. The Stockholder shall pay (i) all registration, filing and qualification fees (including SEC filing fees and the listing fees of the Nasdaq Stock Market or any stock exchange on which the Company securities are traded) attributable to the Shares registered under this Agreement, and any legal, accounting or other professional fees or expenses incurred by the Company up to a maximum of $250,000 (collectively, "Registration Expenses") and (ii) all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to the sale of such Shares registered by such Stockholder and any legal, accounting or other professional fees incurred by such Stockholder.


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                                   ARTICLE IV
                                   DEFINITIONS

        For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

        "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Stockholder and its Affiliates, on the one hand, and the Company (after the closing of the merger contemplated by the Acquisition Agreement), on the other, shall not be deemed to be "Affiliates" of one another. Any person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" and to have "Beneficial Ownership" of any securities:

                        (i) which such person (or, if such person is the Stockholder, any Stockholder Controlled Person) beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

                        (ii) which a person (or, if such person is the Stockholder, any Stockholder Controlled Person) has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or (B) upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or

                        (iii) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate thereof) with which a person (or, if such person is the Stockholder, any Stockholder Controlled Person) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting, or disposing of any securities of the Company.

        "Company Common Stock" shall mean shares of the Common Stock of the Company and any securities into which such shares are exchanged or converted.

        "Control" or "Controlled by" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Non-Voting Convertible Securities" shall mean any securities which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock.


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        "person" shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Rule 144" shall mean Rule 144 as promulgated under the Securities Act.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Shares" shall mean the shares of Company Common Stock issued by the Company to Stockholder (or its Affiliates) pursuant to the Acquisition Agreement (and all securities issued with respect to or in exchange for such shares pursuant to stock splits, stock dividends, recapitalizations and similar events).

        "Standstill Limit" shall mean the number of shares of Company Common Stock issued by the Company to Stockholder pursuant to the Acquisition Agreement (and all securities issued with respect to or in exchange for such shares pursuant to stock splits, stock dividends, recapitalizations and similar events).

        "Standstill Period" shall mean the period beginning on the date hereof and ending on the earlier to occur of (i) the second (2nd) anniversary of the date of this Agreement, (ii) the date of any public announcement of a Third Party Takeover Proposal and (iii) the commencement of any bankruptcy, insolvency, reorganization, liquidation, dissolution, winding up or other similar proceedings affecting the Company.

        "Stockholder Controlled Person" shall mean any person over whom the Stockholder exercises or has the right or ability to exercise, directly or indirectly, Control.

        "Third Party Takeover Proposal" shall mean an offer, proposal, agreement or commitment by a person (other than Stockholder or any Stockholder Controlled Person) that has been publicly disclosed by the Company or such person that would result in any of the following: (i) a merger, consolidation or other business combination or transaction if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have Beneficial Ownership of voting securities representing less than 50% of the Total Current Voting Power of the surviving or parent entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company (other than pursuant to a transaction described in clause (i) above); or (iii) a sale of all or substantially all of the assets of the Company; provided, however, that no such offer, proposal, agreement or commitment that is not recommended by the Company's Board of Directors shall be considered a Third Party Takeover Proposal for purposes of this Agreement.


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        "Total Current Voting Power" shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the election of members of the board of directors of the entity if all securities entitled to vote in the election of such directors are present and voted (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

        "Transfer" shall have the meaning ascribed to it in Section 1.2 hereof.

        "Volume Restriction Period" shall mean the period of time beginning on the three-month anniversary of the Closing (as defined in the Acquisition Agreement) and ending on the earlier to occur of (i) the date of any public announcement of a Third Party Takeover Proposal, (ii) the commencement of any bankruptcy, insolvency, reorganization, liquidation, dissolution, winding up or other similar proceedings affecting the Company and (iii) such time as Stockholder Beneficially Owns fewer than 6,000,000 shares of Voting Stock.

        "Voting Period" shall mean the period beginning on the date of this Agreement and ending at such time as Stockholder Beneficially Owns fewer than 6,000,000 shares of Voting Stock. Notwithstanding the foregoing, the Voting Period shall terminate upon the earlier to occur of (i) the date of any public announcement of a Third Party Takeover Proposal,(ii) the fifth (5th) anniversary of this Agreement and (iii) the commencement of any bankruptcy, insolvency, reorganization, liquidation, dissolution, winding up or other similar proceedings affecting the Company.

        "Voting Stock" shall mean shares of the Company Common Stock and any other securities of the Company or its successor having the power to vote in the election of members of the Board of Directors of the Company or its successor.

        "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a "Schedule 13D") pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

                                    ARTICLE V
                                  MISCELLANEOUS

        5.1 Governing Law; Jurisdiction and Venue.

                (a) This Agreement is to be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

                (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court of chancery located in the State of Delaware. Each party to this Agreement:

                        (i) expressly and irrevocably consents and submits to the jurisdiction of any court of chancery located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                        (ii) agrees that any court of chancery located in the State of Delaware shall be deemed to be a convenient forum; and

                        (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court of chancery located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 4.1 by any court of chancery located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

        5.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees.

        5.3 Entire Agreement; Amendment. This Agreement and the agreements referred to herein (to the extent referred to herein) constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        5.4 Notices, etc. All notices and other communications required or permitted hereunder shall be made in the manner and to the addresses set forth in the Acquisition Agreement.

        5.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

        5.6 Expenses. Except as otherwise specifically provided herein, the Company and Stockholder shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

        5.7 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

        5.8 Parent Reporting. For so long as and to the extent necessary to permit the Stockholder to sell its Shares pursuant to Rule 145 promulgated under the Securities Act and, to the extent applicable, Rule 144 promulgated under the Securities Act, the Company shall take all such actions as reasonably available to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), referred to in paragraph (c)(1) of Rule 144 (or, if applicable, the Company shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), furnish to the Stockholder upon request a written statement as to whether the Company has complied with such reporting requirements during the twelve months preceding any proposed sale under Rule 145 and otherwise take all such actions as reasonably available to permit such sales pursuant to Rule 145 and Rule 144. The Company has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve months.

        5.9 Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor the Stockholder shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them. In addition, the Company hereby agrees that it will provide reasonable assistance to the Stockholder in the event during the Volume Restriction Period the Stockholder requests the ability to sell in any 90-day period a number of shares of Company Common Stock greater than the limitations set forth in Section 1.2(d) hereof.

        5.10 Facsimile; Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        5.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision as close as possible to the intent of the parties.

        5.12 Interpretation.

                (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, as well as to the noun and verb forms of such definitions.

                (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

        5.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                JUNIPER NETWORKS, INC.


                                By: /s/ Lisa C. Berry
                                   ---------------------------------------------
                                   Name:  Lisa C. Berry
                                   Title: Vice President, General Counsel
                                          and Secretary

                                SIEMENS CORPORATION


                                By: /s/ E.R. Lupone
                                   ---------------------------------------------
                                   Name:  E.R. Lupone
                                   Title: Vice President, General Counsel
                                          and Secretary

                                By:  /s/ William G. Moran
                                   ---------------------------------------------
                                   Name:  William G. Moran
                                   Title: Vice President, Mergers
                                          and Acquisitions



                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]